UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2010

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

Apollo Gold Corporation (“we” or the “Company”) transitioned from accounting principles generally accepted in Canada (“Canadian GAAP”) to accounting principles generally accepted in the United States (“U.S. GAAP”) with the filing of our Annual Report on Form 10-K for the three years ended December 31, 2009, which report was filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2010.  We are filing this Form 8-K to amend our unaudited condensed consolidated financial statements for the three months ended March 31, 2009 to reflect the Company’s transition to U.S. GAAP.  The original unaudited condensed consolidated financial statements for the three months ended March 31, 2009 were filed on Form 10-Q on May 15, 2009 under Canadian GAAP.  We are presenting the following amended information in this Form 8-K:

Condensed Consolidated Financial Statements and Related Notes, and

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Except for changes related to the Company’s adoption of U.S. GAAP, this Form 8-K does not reflect events occurring after the filing of the original Form 10-Q for the three months ended March 31, 2009.  These amended unaudited condensed consolidated financial statements supersede the Company’s original filing.

EXHIBIT INDEX

Exhibit	Description
99.1	Condensed Consolidated Financial Statements
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 10, 2010

APOLLO GOLD CORPORATION

By:	/s/ MELVYN WILLIAMS

Melvyn Williams
Chief Financial Officer and Senior Vice President - Finance and Corporate Development